EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


Parent
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TF Financial Corporation

                                               Percentage        Jurisdiction of
Subsidiaries                                   Owned             Incorporation
------------                                   ----------        -------------

Third Federal Savings Bank (a)                 100%              United States

TF Investments Corporation (a)                 100%              Delaware

Teragon Financial Corporation (a)              100%              Pennsylvania

Penns Trail Development Corporation (a)        100%              Delaware

Third Delaware Corporation (a) (b)             100%              Delaware

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(a) The operations of this subsidiary are included in the consolidated financial statements contained in the 2003 Annual Report to Stockholders incorporated herein by reference.

(b) Third Delaware Corporation is a wholly-owned subsidiary of Third Federal Savings Bank.